Exhibit 4.3

RESIDENTIAL CAPITAL, LLC
AND EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO
8.500% SENIOR SECURED GUARANTEED NOTES DUE 2010

INDENTURE
Dated as of June 6, 2008

U.S. Bank National Association
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03;12.02; 12.05
	(b)	N.A
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

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ARTICLE XI
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge	75
Section 11.02	Application of Trust Money	76

ARTICLE XII
MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls	76
Section 12.02	Notices	77
Section 12.03	Communication by Holders of Notes with Other Holders of Notes	78
Section 12.04	Certificate and Opinion as to Conditions Precedent	78
Section 12.05	Statements Required in Certificate or Opinion	78
Section 12.06	Rules by Trustee and Agents	79
Section 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders	79
Section 12.08	Governing Law	79
Section 12.09	No Adverse Interpretation of Other Agreements	79
Section 12.10	Successors	79
Section 12.11	Severability	79
Section 12.12	Counterpart Originals	80
Section 12.13	Table of Contents, Headings, etc	80
Section 12.14	Third-Party Beneficiaries	80

ARTICLE XIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01	Option to Effect Legal Defeasance or Covenant Defeasance	80
Section 13.02	Legal Defeasance and Discharge	80
Section 13.03	Covenant Defeasance	81
Section 13.04	Conditions to Legal or Covenant Defeasance	81
Section 13.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous
	Provisions	83
Section 13.06	Repayment to the Company	83
Section 13.07	Reinstatement	84

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	FORM OF OFFICERS' CERTIFICATE FOR RELEASE OF COLLATERAL
Exhibit G	FORM OF OPINION OF COUNSEL FOR RELEASE OF COLLATERAL

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     INDENTURE dated as of June 6, 2008 among Residential Capital, LLC, a Delaware corporation, each of the Guarantors and U.S. Bank National Association, a national banking association, as Trustee.
     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.500% Senior Secured Guaranteed Notes due 2010 (the “Notes”):
ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE
     Section 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.
     “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with the acquisition of assets from such Person.
     “Additional Interest” has the meaning given to such term in the Registration Rights Agreement.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
     “Affiliates” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “Agent” means any Registrar, Collateral Agent, co-registrar, Paying Agent or additional paying agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
     “Asset Sale” means any sale, securitization financing, exchange or other disposition by the Company or any Subsidiary of any Collateral or Supporting Assets to any Person (collectively, for purposes of this definition, a “transfer”), provided that if any such transaction constitutes part of a series of related transactions, all of the transactions in such series shall constitute a single transfer. For purposes of this definition, the term “Asset Sale” shall not include:
     (a) transfers of cash or cash equivalents representing payments received in the ordinary course of business from any obligor under such Collateral;
     (b) the write-off or forgiveness of investments in the ordinary course of business;
     (c) the creation of any Lien permitted under this Indenture; and
     (d) any transfer of assets of Model Home or its Subsidiaries (other than any Collateral or Supporting Assets with respect to which the Company has relied on clause (3) of the second paragraph of Section 4.10) other than to the Company or a Subsidiary (other than a Financing SPV).
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the board of directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or the State of Minnesota.

     “Capital Lease” means, with respect to any Subsidiary, any lease of (or other agreement conveying the right to use) any real or personal property by such Subsidiary that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Subsidiary.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Collateral” means all of the existing and after-acquired collateral described in the Security Documents; provided that for purposes of Sections 4.10 and 4.12 the “Collateral” shall include only Primary Collateral (as defined in the Security Agreement).
     “Collateral Agent” means Wells Fargo Bank, N.A. in its capacity as Second Priority Collateral Agent under the Security Documents.
     “Collateral Control Agent” has the meaning set forth in the Intercreditor Agreement.
     “Company” means Residential Capital, LLC and any and all successors thereto.
     “Consolidated Net Income” for any period means the net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
          (a) the net income (or loss) of any Person that is not a Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Company or, subject to clause (c) below, any Subsidiary during such period;
          (b) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or (ii) the assets of such Person are acquired by the Company or any Subsidiary;

          (c) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Company’s equity in a net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;
          (d) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets; and
          (e) without duplication of amounts otherwise deducted in determining Consolidated Net Income, the amount of Permitted Tax Distributions for such period.
     “Corporate Trust Office of the Trustee” means a principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” means a corporation, limited liability company, statutory trust, limited partnership or similar limited liability entity.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Dealer Managers” means Banc of America Securities LLC, Citigroup Global Markets, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc. and Lehman Brothers Inc.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Disqualified Equity Interests” means any class of Equity Interests of the Company or such Subsidiary that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by the Company or such Subsidiary, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes.
     “Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
     “Event of Default” means any event that is, or with the passage of time or the giving of notice or both would be, an event of Event of Default.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Securities” has the meaning given such term by the Registration Rights Agreement.
     “Excluded Subsidiary” means (i) GMAC Bank, (ii) a Foreign Subsidiary, (iii) any Subsidiary that is effectively restricted from guaranteeing the Notes by law or regulation, (iv) any Financing SPV or (v) any Subsidiary that is effectively restricted from guaranteeing the Notes by its charter, so long as such Subsidiary referred to in this clause (v) is required to make dividends of all cash legally available therefor that is not required to pay current obligations of such Subsidiary; provided, that (x) no Subsidiary under (i), (ii), (iii) or (v) above shall be deemed an Excluded Subsidiary if it guarantees any Indebtedness of the Company or any unsecured Indebtedness of any Guarantor for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments and (y) no Subsidiary the Equity Interests of which are directly owned by the Company shall be an Excluded Subsidiary.
     “Existing Notes” means any series of the Company’s existing senior and senior subordinated notes which were the subject of the exchange offers contemplated by the Offering Memorandum.
     “Fair Value” means, with respect to any Collateral or Supporting Assets at any time, the fair market value of such Collateral or Supporting Assets at such time (taking into account, among other things, current market conditions and whether such Collateral or Supporting Assets are subject to senior claims or set-off rights).
     “Financing Assets” means whole loan mortgages, residual interests, securities (including Equity Interests or Indebtedness of Subsidiaries that are Financing SPVs but excluding Equity Interests of other Subsidiaries) and other financial assets or any related assets, rights or property or the proceeds therefrom.

     “Financing SPV” means a special purpose vehicle formed for financing purposes by the Company or any Subsidiary in accordance with past practice of the Company (or any reasonable extension or modification of such past practice including for purposes of financing other types of financial assets) that does not guarantee any Indebtedness of the Company or any Subsidiary other than Indebtedness of another Financing SPV and substantially all of the assets of which consist of Financing Assets.
     “First Priority Collateral Agent” means Wells Fargo Bank, N.A., in its capacity as collateral agent for the holder of Permitted First Lien Indebtedness.
     “Foreign Subsidiary” means (x) a Subsidiary that is not organized within one of the 50 states of the United States of America or any jurisdiction that hereafter becomes a state and (y) any Subsidiary of a Subsidiary referred to in clause (x) above.
     “GAAP” means United States generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes registered in the name of the Depositary or its nominee, deposited with the Trustee, as custodian for the Depositary substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
     “GMAC” means GMAC LLC, a Delaware Limited Liability company.
     “GMAC Bank” means GMAC Bank IB, an industrial bank corporation chartered by the State of Utah.
     “GMAC Parties” means GMAC (and its successors) and its Affiliates (other than the Company and the Company’s Subsidiaries and IB Finance).
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
     “Guarantee” means the full and unconditional guarantee of the payment of principal, interest and premium, if any, on the Notes as set forth in this Indenture.
     “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); and when used as a verb, “guarantee” and conjugations thereof shall have correlative meanings.
     “Guarantor” means (i) each of the Subsidiaries of the Company that is a party to this Indenture, and (ii) any other Subsidiary that executes a supplemental indenture in accordance with the provisions of this Indenture.
     “Holder” means the Person in whose name a Note is registered on the registration books kept for that purpose in accordance with Section 2.03.
     “IB Finance” means IB Finance Holding Company, LLC, a Delaware limited liability company.
     “Indebtedness” means, with respect to any Person, without duplication: (i) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations of such Person as lessee under Capital Leases that have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP and all obligations of such Person as lessee under any so-called synthetic, off-balance sheet or tax retention lease; (iii) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); (iv) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; (v) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit and banker’s acceptances issued for the account of such Person; (vi) all Disqualified Equity Interests of such Person; (vii) all Suretyship Liabilities of such Person in respect of obligations of others of the type described in clauses (i) through (vi) above; and (viii) all indebtedness of any partnership of which such Person is a general partner, to the extent of such liability; provided, that Indebtedness shall not include (x) obligations arising from agreements of the Company or a Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests of a Subsidiary otherwise permitted under this Indenture and not required to be reflected as a liability on a consolidated balance sheet of the Company; or (y) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means $1,666,608,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.
     “Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, by and between the Company, the Guarantors, the subsidiaries of the Company party thereto, the

Collateral Agent, the First Priority Collateral Agent, the Third Priority Collateral Agent and the Collateral Control Agent party thereto and the other parties thereo, as the same may be amended, amended and restated or otherwise supplemented in accordance with the terms hereof and thereof.
     “Investments” of any Person means:
     (a) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors and employees) or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;
     (b) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (b) of the definition thereof); and
     (c) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business).
     Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the fair market value thereof on the date such Investment is made.
     “Issue Date” means June 6, 2008.
     “Junior Secured Notes” means the junior secured guaranteed notes issued pursuant to an indenture dated as of the Issue Date by and among the Company, the Guarantors and U.S. Bank National Association as Trustee.
     “Junior Secured Notes Indenture” means the indenture, dated the Issue Date, governing the Junior Secured Notes.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Model Home” means GMAC Model Home Finance, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Residential Funding Capital, LLC, and its successors and assigns (including its successor or assign formed as a result of a transaction in which GMAC Model Home Finance, LLC becomes a wholly-owned Subsidiary of a holding company that is a wholly-owned Subsidiary of Residential Funding Capital, LLC).
     “Net Cash Proceeds” means, with respect to any Asset Sale of Collateral, the proceeds thereof in the form of cash or cash equivalents, net of:
     (a) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;
     (b) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
     (c) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon (excluding the Senior Secured Credit Facility, the Notes and the Junior Secured Notes);
     (d) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and
     (e) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a case under Title 11, U.S.

Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such case.
     “Offering Memorandum” means the confidential offering memorandum and consent solicitation statement dated May 5, 2008, as amended and supplemented by Supplement No. 1 dated May 14, 2008 and Supplement No. 2 dated May 29, 2008.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
     “Pari Passu Third Lien Indebtedness” means Permitted Refinancing Indebtedness of the type described in clause (v) of the definition of Permitted Refinancing Indebtedness that is secured by a Lien on the Collateral ranking pari passu with the Junior Secured Notes.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Permitted Consideration” means, with respect to an Asset Sale, cash, cash equivalents and/or assets that, concurrently with such Asset Sale, become Collateral or Supporting Assets for Collateral.
     “Permitted First Lien Indebtedness” means Indebtedness under the Senior Secured Credit Facility permitted by Section 4.09(b)(1).
     “Permitted Funding Indebtedness” means Indebtedness incurred in the ordinary course through financing, securitization and hedging activities, including customary lines of credit, repurchase transactions or warehouse financings involving residential mortgage loans, home equity loans or second lien loans (including any reasonable extension or evolution of such activities including for purposes of financing other types of financial assets) and other Indebtedness on terms at least as favorable to the Company or the applicable Subsidiary than would be available on an arms-length basis.
     “Permitted Liens” means:
          (a) Liens existing at the Issue Date;

          (b) Liens that secure Obligations incurred pursuant to Section 4.09(b)(1); provided that such Liens are subject to the provisions of the Intercreditor Agreement;
          (c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith either with the third party to whom such taxes are owed or the third party obligated to pay such taxes and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);
          (d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith either with the third party to whom such sums are owed or the third party obligated to pay such sums and with respect to which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);
          (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially adversely affect the value of the Company and its Subsidiaries or materially impair the operation of the business of such Person;
          (f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations incurred in the normal course of business consistent with industry practice or (iii) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Internal Revenue Code of 1986, as amended, in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
          (g) Liens securing Indebtedness of the Company or a Subsidiary to the extent such secured Indebtedness is pledged as Collateral;
          (h) Liens to secure any Permitted Refinancing Indebtedness secured by Liens referred to in clause (a) above; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

          (i) licenses of intellectual property granted in the ordinary course of business;
          (j) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and / or any of its Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
          (k) Deposits made in the ordinary course of business to secure liability to insurance carriers;
          (l) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of the Company or any Subsidiaries and do not secure any Indebtedness;
          (m) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Subsidiary in the ordinary course of business;
          (n) Liens on the assets (other than any Primary Collateral (as defined in the Security Agreement) or Supporting Assets (as defined in the Security Agreement) with respect to Primary Collateral) of a Subsidiary that is not a Guarantor securing Indebtedness and other obligations of such Subsidiary incurred in compliance with this Indenture;
          (o) Liens on the Collateral granted under the Security Documents and the Third Priority Security Documents in favor of the Collateral Agent and the Third Priority Collateral Agent to secure the Notes and the Junior Secured Notes, the Guarantees and any Pari Passu Third Lien Indebtedness; provided that such Liens are subject to the terms of the Intercreditor Agreement;
          (p) Liens on Financing Assets securing Permitted Funding Indebtedness; provided that such Liens on Financing Assets shall be deemed to be a sale of such Financing Assets for all purposes of this Indenture, including without limitation, Section 4.10 and Section 8.04 and, in the case of Primary Collateral (including any required replacement thereof), shall be permitted only to the extent that such sale and the use of proceeds thereof would comply with Section 4.10; and

          (q) any extensions, substitutions, replacements or renewals of the foregoing.
     “Permitted Refinancing Indebtedness” means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness permitted to be incurred by the Company or any Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:
          (i) the Permitted Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Junior Secured Notes,
          (ii) the Permitted Refinancing Indebtedness has a weighted average life to maturity that is equal to or greater than the remaining weighted average life to maturity of the Indebtedness being refunded, refinanced, renewed, replaced or extended,
          (iii) such Permitted Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the incurrence of such Permitted Refinancing Indebtedness,
          (iv) such Permitted Refinancing Indebtedness is incurred by the same Person (or its successor) that initially incurred the Indebtedness being refunded, refinanced, renewed, replaced or extended or by the Company or a Guarantor; and
          (v) if the Indebtedness is Additional Notes or is unsecured such Refinancing Indebtedness is either unsecured or is in the form of Junior Secured Notes or Indebtedness ranking pari passu with the Junior Secured Notes.
     “Permitted Tax Distributions” means, with respect to any period during which the Company is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes, distributions to the Company’s direct owner(s) (whether pursuant to a tax sharing agreement or otherwise) to fund the income tax liabilities of such owner(s) (or, if a direct owner is a pass-through entity, of an indirect owner) resulting from the Company being a partnership or disregarded entity for federal, state and/or local income tax purposes, in an aggregate amount not to exceed the product of (i) the net taxable income of the Company for such period, calculated in accordance with applicable law, reduced by any cumulative net taxable loss with respect to all prior post-closing periods (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the current period and (ii) the highest combined marginal federal, state and/or local income tax rate (taking into account the deductibility of state and local income taxes for federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.))

applicable to any such direct or indirect owner of the Company. Permitted Tax Distributions may be made quarterly based on the Company’s good faith estimate of its taxable income, with appropriate adjustments to be made on an annual basis based upon the determination of the Company’s actual taxable income.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Units” means the non-cumulative, non-participating, perpetual preferred membership interests of the Company, the designation of which is as set forth in the Amended and Restated Operating Agreement of the Company.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.
     “Registration Rights Agreement” means the registration rights agreement relating to the Notes entered into by the Company and the Trustee.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Services of the Trustee (or any successor group of the Trustee), including any vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note that is a Restricted Note.
     “Restricted Global Note” means a Global Note that is a Restricted Note.
     “Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note. Restricted Notes are required to bear the Private Placement Legend.

     “Restricted Payment” is defined to mean any of the following:
     (a) any dividend or other distribution declared and paid on the Equity Interests of the Company or on the Equity Interests in any Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Subsidiary of the Company other than
          (i) dividends, distributions or payments made solely in Qualified Equity Interests of the Company); and
          (ii) dividends or distributions payable to the Company or a Subsidiary of the Company or to other holders of Equity Interests of a Subsidiary (other than the GMAC Parties) on a pro rata basis;
     (b) any payment made by the Company or any of its Subsidiaries to purchase, redeem, acquire or retire any Equity Interests in the Company or any of its Subsidiaries (including any issuance of Indebtedness in exchange for such Equity Interests or the conversion or exchange of such Equity Interests into or for Indebtedness) other than any such Equity Interests owned by the Company or any Subsidiary and other than the redemption of Equity Interests of IB Finance for up to the fair market value thereof at the time of redemption (it being understood that any excess over such fair market value which is paid shall be deemed to be a Restricted Payment and shall be permitted to be paid to the extent otherwise in compliance with Section 4.07);
     (c) any payment made by the Company or any of its Subsidiaries (other than payments out of the proceeds of, or in exchange for, Notes, Junior Secured Notes or Permitted Refinancing Indebtedness) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, (x) Existing Notes, unsecured Permitted Refinancing Indebtedness of the Existing Notes or subordinated Indebtedness of the Company or any Guarantor or (y) Junior Secured Notes, except, in each case, payments of principal required in order to satisfy a scheduled maturity date on the date such payment is due; and
     (d) any Investment by the Company or any of its Subsidiaries in any GMAC Party.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Retained Proceeds” means Net Cash Proceeds in an aggregate amount of $450 million in the aggregate following the Issue Date which the Company elects to treat as Retained Proceeds.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.

     “Rule 405” means Rule 405 promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
     “Security Agreement” means the Second Priority Pledge and Security Agreement and Irrevocable Proxy, dated as of the Issue Date, by and among the Company, the Guarantors, the other subsidiaries of the Company party thereto and the Collateral Agent.
     “Security Documents” means the Security Agreement, any mortgages, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent or Collateral Control Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes.
     “Senior Secured Credit Facility” means the senior secured credit facility dated as of June 4, 2008 by and among the Company, GMAC and the Guarantors as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary of the Company (or group of Subsidiaries as to which a specified condition applies) which meets any of the following conditions:
          (1) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or
          (2) the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 10 percent of such income of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.
For purposes of this definition, a Subsidiary shall mean a Person that is controlled by the Company directly or indirectly through one or more intermediaries. For purposes of making any determination or calculations, this definition shall be interpreted in accordance with the rules and instructions of Rule 1-02 of Regulation S-X under the Securities Act as in effect on the Issue Date.
     “Subsidiary” means any corporation, partnership, limited liability company, association or other entity of which at least a majority of the outstanding stock or other interest having by its terms ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation, partnership, limited liability company, association or other entity (irrespective of whether or not at the time stock or other interest of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company, or owned by one or more Subsidiaries, or owned by the Company and one or more Subsidiaries (it being understood that GMAC Bank is not a Subsidiary).
     “Supporting Assets”: With respect to any Collateral (a “Subject Asset”) means:
     (i) if such Subject Asset consists of an Equity Interest in any Person, the assets of such Person;
     (ii) if such Subject Asset consists of a note or other security backed by financial assets and related property, such assets and property; and
     (iii) with respect to any Subject Asset, any other asset or claim that constitutes a primary source of the funds expected to repay the investment in, and return on, such Subject Asset.
     “Suretyship Liability” means any agreement, undertaking or arrangement by which any Subsidiary guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any Indebtedness, obligation or other liability of any other Subsidiary (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Subsidiary. The amount of any Subsidiary’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.
     “Third Priority Collateral Agent” means Wells Fargo Bank, N.A., in its capacity as third priority collateral agent under the Third Priority Security Documents.
     “Third Priority Security Documents” means the Third Priority Pledge and Security Agreement and Irrevocable Proxy, dated as of the Issue Date, by and among the Company, the Guarantors, the other Subsidiaries of the Company party thereto and the Third Priority Collateral Agent, any mortgages, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Third Priority Collateral Agent or Collateral Control Agent for its benefit and for the benefit of the trustee under the Junior Secured Notes Indenture and the holders of the Junior Secured Notes.

     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
     “Treasury Yield” means, with respect to any Notes being redeemed, the yield to maturity implied by (i) the yields reported as of the second Business Day prior to the Redemption Date, on (a) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (b) if such on-line market data is not at that time provided by Bloomberg Financial Markets News, on the display designated as “Page 500” on the Moneyline Telerate service (or such other display as may replace Page 500 on the Moneyline Telerate service), in any case for actively traded U.S. Treasury securities having a maturity equal to the remaining term of the Notes as of the Redemption Date, or (ii) if such yields are not reported at that time or the yields reported as of that time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields have been so reported at that time, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining term of the Note as of such Redemption Date. Such implied yield will be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining term of the Note and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining term of the Note.
     “Trustee” means U.S. Bank National Association until a successor replaces it in accordance with Section 7.08 and Section 7.09 and thereafter means the successor serving hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that is an Unrestricted Note.
     “Unrestricted Global Note” means a Global Note that is an Unrestricted Note.
     “Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend including, without limitation, the Exchange Securities, any Notes sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, any Notes from which the Private Placement Legend has been removed in accordance with Sections 2.07(g) and, with respect to Unrestricted Global Notes, Notes in which a Holder acquires an interest pursuant to Section 2.07(j).
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.08
“Authentication Order”	2.02
“Covenant Defeasance”	13.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Legal Defeasance”	13.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Permitted Indebtedness”	4.09
“Primary Collateral”	definition of “Collateral”
“Purchase Date”	3.08
“Redemption Date”	3.07
“Registrar”	2.03
“Subject Asset”	definition of “Supporting Assets”
Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
     Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
Section 1.05 Retroactive Effect of Indenture with respect to Certain Transactions.
     Solely with respect to any transaction described in Item 1.01 or clauses (a) through (d) of Item 8.01 of the Company’s Form 8-K filed with the Securities and Exchange Commission June 3, 2008 and consummated prior to the Issue Date, this Indenture shall be deemed to have been in effect prior to the Issue Date or the consummation of any such transaction (except that any documents required to be delivered to the Trustee pursuant to Section 4.11 of this Indenture may be delivered within 15 days following the Issue Date). For the avoidance of doubt the Trustee shall not have any obligations under this Indenture prior to the date of this Indenture.
ARTICLE II
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in initial denominations of $2,000 and integral multiples thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Restricted Global Notes. Notes in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes initially issued to or transferred to affiliates (as defined in Rule 144) of the Company shall only be issued in definitive form and shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. Unless and until exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, affiliates of the Company may only hold an interest in Notes in the form of Definitive Notes and are prohibited from taking a beneficial interest in one or more Global Notes.
Section 2.02 Execution and Authentication.
     At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by at least two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The Authentication Order shall set forth the number of separate Notes certificates, the principal amount of each of the Notes to be authenticated, the date on which the Notes are to be authenticated, the registered holder of each of the Notes and instructions as to where such Notes shall be delivered. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03 Registrar and Paying Agent.
     The Company will maintain an office or agency where Notes shall be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or
     (2) there has occurred and is continuing a Default with respect to the Notes and any Holder so requests.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions from the Depositary given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of written instructions from the Depositary, including registration instructions and the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the

Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will, upon surrender of the Restricted Definitive Note, cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2) and surrender of the Definitive Notes to the Trustee, the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer and surrender of such Unrestricted Definitive Note, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company.
     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes not bearing the Private Placement Legend in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, (y) with respect to a Restricted Global Note, all of the beneficial interests in such Restricted Global Note have been exchanged for beneficial interests in the Unrestricted Global Note in accordance with Section 2.06(j) or the Private Placement Legend has been removed from such Restricted Global Note in accordance with Section 2.06(b)(4), 2.06(c)(2), 2.06(d)(2) or 2.06(e)(2), or (z) the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
     “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)

AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this

Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
          (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (‘DTC’), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global

Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08, 4.10 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (j) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. Upon compliance with the following procedures, all of the beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in the Unrestricted Global Note. In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuer, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel to the Issuer, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall endorse Schedule A to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(k), the relevant Restricted Global Note shall be cancelled.
     (k) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405) of an Issuer within one year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in Section 2.06(g). The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Note is replaced pursuant to Section 2.07 hereof, it will be deemed outstanding only if the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser within the meaning of Section 8-303 of the New York Uniform Commercial Code.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 Withholding Taxes.
     The right of any Holder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code of 1986, as amended, or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Holder.

ARTICLE III
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a Redemption Date (or such shorter period as may be agreed between the Company and the Trustee), an Officers’ Certificate setting forth:
     (1) the provision of this Indenture pursuant to which the redemption shall occur;
     (2) the Redemption Date;
     (3) the principal amount of Notes to be redeemed; and
     (4) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption pro rata, by lot or by such other method in accordance with the procedures of the Depositary except:
     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if otherwise required by law.
     In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03 Notice of Redemption.
     Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company will mail a notice of redemption to the Depositary and to each Holder whose Notes are to be redeemed at their registered address. The Company will not provide notice of redemption to any party other than the Depositary and the Holders. Any notice of redemption provided to Participants or Indirect Participants will be provided at the discretion of the Depositary and pursuant to the Depositary’s internal policies.
     The notice will identify the Notes to be redeemed (including the CUSIP number) and will state:
     (1) the Redemption Date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; and
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (7) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 35 days prior to the Redemption Date (or such shorter period as may be agreed between the Company and the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, the Notes or portions of Notes called for redemption will become due and payable on the date and at the place of payment stated in the notice at the applicable redemption price, together with interest, if any, accrued to the date fixed for redemption.

Section 3.05 Deposit of Redemption.
     One Business Day prior to the Redemption Date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.
     If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed in Part.
     Upon surrender and cancellation of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note in a principal amount equal to the unredeemed portion of the Note surrendered and cancelled.
Section 3.07 Optional Redemption.
     The Company may redeem the Notes at any time (the date upon which the Notes are redeemed being the “Redemption Date”), in whole or in part, at a redemption price equal to the greater of:
     (1) 100% of the principal amount of the Notes being redeemed, or
     (2) the present value of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding accrued interest through the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to the Redemption Date on the principal amount of the Notes being redeemed (subject to the right of Holders on the relevant regular record date to receive interest due on an interest payment date).

Section 3.08 Offer to Purchase by Application of Excess Proceeds.
     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.
     The Asset Sale Offer shall be made to all Holders and will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee, the Depositary and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;
     (5) that Holders electing to have less than all of its Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;
     (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, will be purchased unless all of a Holder’s Note is being purchased); and
     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

ARTICLE IV
COVENANTS
Section 4.01 Payment of Notes.
     The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the office of U.S. Bank Trust National Association at 100 Wall Street, 16th Floor, New York, New York as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.
     (a) The Company will file with the Trustee, within 15 days of being required to file the same with the SEC, copies of its annual reports and of the information, documents and other reports that it may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.
     (b) If the Company is not required to file information, documents or reports with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in those rules and regulations. At any time when the reports referred to herein are not filed with the SEC, the Company will maintain a non-public website on which Holders of Notes, prospective investors and securities analysts may access the quarterly and annual financial information of the Company, and the Company will direct Holders of Notes, prospective investors and securities analysts on its publicly available website to contact the Company’s Chief Financial Officer to obtain access to the non-public website.
     (c) Delivery of the reports, information and documents described in this Section 4.03, to the Trustee are for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.
Section 4.04 Compliance Certificate.
     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. Except with respect to notice of a Default or Event of Default contained in the Officer’s Certificate delivered to it pursuant to this Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or the breach of any representation, warranty or covenant made in this Indenture.
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default, what action the Company is taking or proposes to take with respect thereto and whether additional premium is payable pursuant to Section 6.02 hereof.
Section 4.05 Taxes.
     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Restricted Payments.
     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
     (2) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of clause (b) of this Section 4.07), shall not exceed the sum (without duplication) of:
     (A) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter following the fiscal quarter in which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus
     (B) 100% of the aggregate net cash proceeds received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of Qualified Equity Interests, including Qualified Equity Interests issued upon the conversion of Indebtedness of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Equity Interests (other than, in each case, Equity Interests or Indebtedness sold to a Subsidiary of the Company),
     (C) minus $859.0 million.
     (b) Notwithstanding the foregoing provisions, the Company and its Subsidiaries may take the following actions:
     (1) the payment of any dividend on Equity Interests in the Company or a Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this Section 4.07;
     (2) the retirement of any Equity Interests of the Company by conversion into, or by or in exchange for, Qualified Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Equity Interests;
     (3) the redemption, defeasance, repurchase or acquisition or retirement for value of any Indebtedness of the Company or a Guarantor in exchange for or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) Qualified Equity Interests or (y) Permitted Refinancing Indebtedness;
     (4) in the case of an Asset Sale, the repurchase or other acquisition of Junior Secured Notes pursuant to the provisions described in Section 4.10 of the Junior Secured Notes Indenture; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an offer to purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;
     (5) Permitted Tax Distributions;
     (6) the exchange of the Preferred Units of the Company existing as of the Issue Date for any property into which such Preferred Units are exchangeable in accordance with their terms; and
     (7) Restricted Payments in an amount not to exceed $250 million per year.

Section 4.08 [Reserved].
Section 4.09 Incurrence of Indebtedness.
     (a) The Company will not, nor will it permit any Subsidiary to, at any time create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness (as defined below).
     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):
     (1) Indebtedness under the Senior Secured Credit Facility in an aggregate principal amount not to exceed $3,500.0 million less the aggregate principal amount of Indebtedness under the Senior Secured Credit Facility permanently repaid (which, if such Indebtedness under the Senior Secured Credit Facility is revolving credit Indebtedness, is accompanied by a corresponding reduction of the commitment with respect thereto) with the Net Cash Proceeds from any Asset Sale of Collateral ;
     (2) Indebtedness (other than Indebtedness described in the foregoing clause (1)) outstanding on the Issue Date and up to $2,150.0 million of Notes (including the Initial Notes) issued in exchange for Existing Notes maturing prior to December 31, 2009 and up to $6,250.0 million of Junior Secured Notes (including Junior Secured Notes issued on the Issue Date) issued in exchange for any other Existing Notes;
     (3) Permitted Funding Indebtedness;
     (4) Indebtedness among the Company and its Subsidiaries;
     (5) Indebtedness under interest rate agreements and currency exchange agreements entered into in the ordinary course of business and not for speculative purposes;
     (6) Permitted Refinancing Indebtedness in respect of Indebtedness outstanding in reliance on clauses (2) and (3) above and this clause (6);
     (7) Indebtedness of the Company and the Guarantors that is subordinated to the Notes and the Guarantees;
     (8) Indebtedness to the GMAC Parties incurred in accordance with the provisions described in Section 4.11, provided that such Indebtedness is not secured by any Collateral; and
     (9) Indebtedness of the Company or any Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness then outstanding and incurred pursuant to this clause (9), does not at any one time outstanding exceed $500.0 million.
     For purposes of determining compliance with this Section 4.09, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.09: (x) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (9) of this Section 4.09(b), the Company will, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to this covenant (provided that all Indebtedness outstanding under the Senior Secured Credit Facility will at all times be deemed to be outstanding pursuant to Section 4.09(b)(1) above); and (y) the principal amount of any Disqualified Equity Interests will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.
Section 4.10 Asset Sales.
     (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company (or the applicable Subsidiary, as the case may be) receives consideration in the form of Permitted Consideration; and
     (2) at the time of the Asset Sale, the Permitted Consideration received in such Asset Sale by the Company or such Subsidiary is at least equal to the Fair Value of the Collateral or Supporting Assets issued or sold or otherwise disposed of.
     (b) Within 180 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or the applicable Subsidiary, as the case may be, may:
     (1) apply such Net Cash Proceeds at its option to permanently repay Permitted First Lien Indebtedness and, if such Permitted First Lien Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or
     (2) provide additional Collateral or Supporting Assets (including by way of an increase in any advance or Equity Interest which is existing Collateral or Supporting Assets) with a Fair Value substantially equivalent to the Net Cash Proceeds received in such Asset Sale.
     (c) Any Net Cash Proceeds from Asset Sales in excess of Retained Proceeds, that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within 30 days thereof, the Company will make an offer to purchase (an “Asset Sale Offer”) to all Holders in an amount equal to the Excess Proceeds in accordance with Section 3.08. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may, at its election, make an Asset Sale Offer concurrently for both the Notes and the Junior Secured Notes; provided however, that in the event such Asset Sale Offer is oversubscribed, the Company shall first purchase all Notes tendered in such offer prior to purchasing any Junior Secured Notes or Pari Passu Third Lien Indebtedness.
Section 4.11 Transactions with Affiliates.
     (a) The Company will not, and will not permit any of its Subsidiaries (other than any Excluded Subsidiary) to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $10.0 million (each of the foregoing, an “Affiliate Transaction”), unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with an unaffiliated party; and
     (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a); and:
     (3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500.0 million, the Company must obtain and deliver the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.
     (b) The provisions of Section 4.11(a) shall not apply to:
     (1) Restricted Payments that are permitted by Section 4.07;
     (2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Subsidiary;

     (3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to Officers and employees of the Company or any Subsidiary;
     (4) transactions between or among the Company and/or its Subsidiaries;
     (5) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company otherwise permitted hereunder and capital contributions to the Company;
     (6) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the Holders of the Notes in any material respect; and
     (7) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company.
Section 4.12 Liens.
     The Company will not, nor will it permit any Subsidiary to, at any time create or suffer to exist any Lien (other than any Permitted Liens) on any Collateral (whether now owned or hereafter acquired) to secure any Indebtedness or other contractual obligations of the Company or any Subsidiary unless the Notes have a second Lien on such Collateral junior to the first Liens securing Permitted First Lien Indebtedness but not to any other Indebtedness or contractual obligations.
     The Company shall not, nor shall it permit any Subsidiary to, at any time create or suffer to exist any Lien on any assets or property of the Company or any Subsidiary (whether now owned or hereafter acquired) which is not Collateral without thereby expressly securing the due and punctual payment of the principal of (premium, if any) and interest on the Notes and all other payments thereunder or hereunder in the order of priority set forth in the Intercreditor Agreement and, in any event, with the Notes being secured on a basis senior to any and all other obligations and Indebtedness secured by such pledge or Lien (other than Permitted First Lien Indebtedness), for so long as any such other obligations and Indebtedness shall be so secured; provided, however, that this restriction shall not apply to Permitted Liens.
     In no event shall any Lien on any assets of the Company or any Subsidiary for the benefit of the holders of Existing Notes be permitted.
Section 4.13 Maintenance of the Company as a Holding Company.
     The Company shall act as a passive holding company of its Subsidiaries and shall not own any material assets other than (i) Equity Interests of Guarantors, (ii) assets in respect of hedging agreements, (iii) so long as no Event of Default has occurred and is continuing, cash and cash equivalents and other immaterial assets in the ordinary course of business consistent with past practice and (iv) assets which are subject to a perfected Lien as Collateral for the Notes.
Section 4.14 Corporate Existence.
     Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. The Company shall not, however, be required to preserve any rights or franchises if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the Company’s business and that the loss thereof is not disadvantageous in any material respect to the Holders.
Section 4.15 [Reserved].
Section 4.16 [Reserved].
Section 4.17 Future Guarantors.
     The Company shall:
     (a) within 45 days after the end of each of the first three fiscal quarters of each year and 90 days after the end of each fiscal year,
     (b) contemporaneously with the acquisition of any Person which upon such acquisition is, or of any asset which causes the Subsidiary acquiring such assets (without regard to any other assets of such Subsidiary) to be, a Significant Subsidiary (other than an Excluded Subsidiary), and
     (c) contemporaneously with the guarantee by any Subsidiary of any Indebtedness of the Company or any Guarantor,
cause (i) in the case of 4.17(a) above, each Person that is a Significant Subsidiary (other than an Excluded Subsidiary) as of the end of such quarter or fiscal year and is not already a Guarantor, (ii) in the case of the 4.17(b) above, such Significant Subsidiary and (iii) in the case of 4.17(c) above, such Subsidiary, to execute and deliver to the Trustee a supplemental indenture pursuant to this Indenture whereby such Subsidiary unconditionally guarantees the principal of (premium, if any), and interest on the Notes and all other amounts payable by the Company and shall agree to be bound by this Indenture.
ARTICLE V
SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.
     The Company shall not merge or consolidate with any other corporation or sell, assign, transfer, lease or otherwise convey all or substantially all of its property or assets to any Person, unless:

     (1) either the Company is the continuing corporation, or the successor Person (if other than the Company) is a corporation organized and existing under the laws of the United States or a state thereof and such corporation expressly assumes the due and punctual payment of the principal of (and premium, if any), interest, if any, all the Notes and any coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation;
     (2) each Guarantor, by supplemental indenture, confirms that their Guarantee shall apply to the surviving entity’s obligations under the Notes and this Indenture, as modified by such supplemental indenture, and confirms the due and punctual performance of the Guarantee and the covenants of the Guarantor in this Indenture; and
     (3) immediately after such merger or consolidation, or such sale or conveyance, no Event of Default has occurred and is continuing.
     For purposes of Section 5.01, any sale, assignment, transfer, lease or other conveyance or conveyance of the properties and assets of one or more Significant Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the Company’s properties and assets, will be deemed to be the transfer of all or substantially all of the Company’s properties and assets.
Section 5.02 Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     Each of the following is an “Event of Default”:

     (1) the Company’s failure to pay principal (or premium, if any, on) any of the Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;
     (2) the Company’s failure to pay any installment of interest, upon any of the Notes as and when due and payable, which such failure continues for a period of 30 days;
     (3) the Company’s failure to observe or perform any of the covenants or agreements described in Sections 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.17 and 5.01 of this Indenture for a period of 30 days after the date on which the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes gives the Company written notice of its failure to perform;
     (4) the Company’s failure, or the failure of any Guarantor, to perform any other covenant in this Indenture, which failure continues for 90 days after the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes gives the Company written notice of the Company’s, or such Guarantor’s, failure to perform;
     (5) (x) the Company’s failure, or failure by any of the Company’s Subsidiaries, to perform any term or provision of any evidence of Indebtedness (excluding Indebtedness of any of the Company’s Subsidiaries that is a Financing SPV), whether such Indebtedness now exists or shall hereafter be created, or any other condition shall occur, and as a result of the occurrence of which default or condition any such Indebtedness in an amount in excess of $50,000,000 shall become or be declared to be due and payable, or the Company, or any of the Company’s Subsidiaries, shall be obligated to purchase any such Indebtedness, prior to the date on which it would otherwise become due and payable, (y) any Indebtedness of the Company or any of its Subsidiaries (excluding Indebtedness of any of the Company’s Subsidiaries that is a Financing SPV) in an amount in excess of $50,000,000 shall not be paid when due at its stated maturity or (z) an “Event of Default” occurs and is continuing under any indenture governing the Existing Notes;
     (6) the entry against the Company or any Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50,000,000, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;
     (7) any Security Document or Intercreditor Agreement is held to be unenforceable or invalid for any reason, the security interest purported to be created by the Security Documents are held to be unenforceable, invalid or impaired with respect to a material portion of the Collateral, the Company, any Guarantor or any Grantor (as defined in the Security Agreement) defaults in the performance of the terms of any of the Security Documents or the Intercreditor Agreement in a manner that adversely affects the enforceability or validity of the security interest on a material portion of the Collateral or in a manner that adversely affects the condition or value of a material portion of the

Collateral, or the Company, any Guarantor or any Grantor (as defined in the Security Agreement) repudiates or disaffirms any of its obligations under any of the Security Documents or the Intercreditor Agreement;
     (8) the Company, any Significant Subsidiary or any Guarantor shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or shall consent to the entry of a decree or order for relief in an involuntary case or proceeding against the Company, such Significant Subsidiary or such Guarantor, or the filing by the Company, any Significant Subsidiary or any Guarantor of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company, any Significant Subsidiary or any Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company, such Significant Subsidiary or any Guarantor or of any substantial part of its property, or the making by the Company, any Significant Subsidiary or any Guarantor of any general assignment for the benefit of creditors, or the taking of action by the Company, any Significant Subsidiary or any Guarantor in furtherance of any such action;
     (9) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, any Significant Subsidiary or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company, such Significant Subsidiary or such Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, such Significant Subsidiary or Guarantor or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, such Significant Subsidiary or such Guarantor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, shall have been entered and such decree or order shall remain unstayed and in effect for a period of ninety (90) days; or
     (10) any Guarantee shall cease to be in full force and effect (unless such Guarantee has been released in accordance with this Indenture).
Section 6.02 Acceleration.
     If any Event of Default other than an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, has occurred and is continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding under this Indenture may declare the principal of the Notes and all accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs, the principal of all outstanding Notes and all accrued interest thereon shall be due and payable, without further action or notice on the part of the Trustee or any Holder.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
     (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested that the Trustee pursue the remedy;
     (3) such Holder or Holders have offered the Trustee satisfactory indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of indemnity; and
     (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
     If the Trustee collects any money pursuant to this Article VI or pursuant to the Security Documents, it shall pay out the money in the following order:
     First: pro rata to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, and the Collateral Agent and Collateral Control Agent, their agents and attorneys for amounts due under the Security Documents including, in each case, payment of all compensation, expenses and liabilities incurred by the Trustee, the Collateral Agent and the Collateral Control Agent and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. The Trustee shall have no obligation to check or verify the mathematical accuracy of any calculations or financial information contained therein.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security reasonably satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
     (k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
     (l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authorities and governmental action.
Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on or delisted from any stock exchange.
Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed in writing by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company and the Guarantors will indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than those based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

     (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will constitute a Permitted Lien and will survive the satisfaction and discharge of this Indenture.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
     (g) The Company and the Guarantors will indemnify the Collateral Agent and the Collateral Control Agent and any predecessor Collateral Agent and the Collateral Control Agent against any and all losses, liabilities, damages, claims or expenses (including costs and expenses of counsel), including taxes incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Collateral Agent and the Collateral Control Agent will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent or the Collateral Control Agent to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Collateral Agent and the Collateral Control Agent will cooperate in the defense. The Collateral Agent or the Collateral Control Agent may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction (at the expense of the Company) for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
Section 7.12 Patriot Act.
     To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each individual person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.
Section 7.13 Payment of Additional Interest.
     If Additional Interest is payable, the Company shall deliver to the Trustee a certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
ARTICLE VIII
COLLATERAL
Section 8.01 Security Documents.
     The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Guarantee and the payment and performance of all other obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents are secured as provided in the Security Documents which the Company, the Guarantors and certain other Subsidiaries of the Company have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Company shall, and shall cause each Guarantor and each Grantor (as defined in the Security Agreement) to, and each Guarantor shall, do all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements) and all other actions as are necessary or required by the

Security Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest, subject only to Permitted Liens.
Section 8.02 Agents.
     Subject to Section 7.01 hereof and Sections 13 and 14 of the Security Agreement, neither the Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Notes or the Guarantees, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any such Liens or Security Documents or any delay in doing so.
Section 8.03 Authorization of Actions to Be Taken.
          (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to be bound by the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to enter into, execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which either of them is a party and the Intercreditor Agreement and to perform their obligations and exercise their rights and powers thereunder and to make the representations set forth therein on behalf of the Holders.
          (b) The Collateral Agent, the Collateral Control Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents or the Intercreditor Agreement to which the Collateral Agent or Trustee is a party and, subject to the terms of the Security Documents and the Intercreditor Agreement, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
          (c) Subject to the provisions of Sections 7.01 and Section 7.02 and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders (but is not obligated to), direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (1) foreclose upon or otherwise enforce any or all of the Liens;
     (2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or
     (3) collect and receive payment of any and all amounts under the Notes and the Guarantees.

     Subject to Sections 7.01 and 7.02 and the Intercreditor Agreement and at the Company’s sole cost and expense, the Trustee is authorized and empowered (but not obligated) to institute and maintain, or direct the Collateral Agent or Collateral Control Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Liens under the Security Documents or the Security Documents to which the Collateral Agent or Collateral Control Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Collateral Control Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent or Collateral Control Agent may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee, the Collateral Agent, or the Collateral Control Agent.
Section 8.04 Release of Collateral.
          (a) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Intercreditor Agreement. In addition, the Liens on any Collateral shall be released (and upon the request of the Company pursuant to an Officers’ Certificate in the form of Exhibit F and Opinion of Counsel in the form of Exhibit G certifying that all conditions precedent hereunder have been met, the Trustee shall take such actions as may be requested by the Company to evidence such release at the Company’s sole cost and expense) under any one or more of the following circumstances:
     (i) upon the sale, transfer or other disposition of such property or assets (other than to the Company or a Guarantor) to the extent not prohibited under Section 4.10 hereof, the Lien of the Security Documents shall be released on the assets so transferred;
     (ii) upon the release of a Guarantor from its Guarantee pursuant to Section 10.05, the property and assets of such Guarantor shall be released from the Lien of the Security Documents; or
     (iii) in connection with any release of Liens pursuant to any amendment complying with Article IX hereof.
No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 10.4 have been satisfied.
     (b) The Liens on any Collateral securing the Notes and the Guarantees and the other obligations under this Indenture will terminate and be released automatically upon any satisfaction and discharge of this Indenture pursuant to Section 11.01 or any Legal Defeasance or Covenant Defeasance in compliance with Article XIII.
Section 8.05 Filing, Recording and Opinions.
     (a) The Company will comply with the provisions of Trust Indenture Act Sections 314(b) and 314(d) (including, without limitation, the provision of an initial and annual Opinion of Counsel under Section 314(b)), in each case following qualification of this Indenture pursuant to the Trust Indenture Act, except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Company or any other Person). Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.
     (b) Following qualification of this Indenture pursuant to the Trust Indenture Act, if any Collateral is released in accordance with this Indenture or any Security Document, the Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04(a), will, upon request, deliver a certificate to the Collateral Agent, the Collateral Control Agent and the Company setting forth such determination.
Section 8.06 Powers Exercisable by Receiver or Trustee.
     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article VIII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article VIII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
Section 8.07 Release upon Termination of the Company’s Obligations.
     In the event that the Company delivers to the Trustee, in a form acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that the conditions set forth in Section 8.04 have been satisfied, the Trustee shall deliver to the Company, the Collateral Agent and the Collateral Control Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent and the Collateral Control Agent of such notice, the Collateral Agent and the Collateral Control Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done, at the Company’s sole cost and expense, all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend and change this Indenture and the Security Documents and may consent to without the consent of the Holders in order to:
     (a) evidence the succession of another corporation to the Company or each Guarantor or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;
     (b) add to the covenants of the Company for the benefit of the Holders;
     (c) cure any ambiguity, omission, defect or inconsistency, provided that such action does not adversely affect the interests of the Holders;
     (d) convey, transfer, assign, mortgage or pledge any property to or with the Trustee;
     (e) evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; and
     (f) (i) evidence the succession of another corporation to each Guarantor, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations; (ii) add to the covenants of a Guarantor for the benefit of the Holders; (iii) evidence and provide for any new Guarantees with respect to the Notes or the release of any Guarantor pursuant to the Indenture; (iv) provide for additional Collateral; and (v) release Collateral in accordance with this Indenture and the Security Documents.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee or the Collateral Agent will join with the Company and the Guarantors in the execution of any amended or supplemental indenture or other amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and Collateral Agent will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
     Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent may amend or supplement this Indenture (including, without limitation, Sections 3.08 and 4.10 hereof) and the Notes, the Intercreditor Agreement, the Security Documents and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Security Documents or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee or the Collateral Agent will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or other amendment unless such amended or supplemental indenture directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or amendment.
     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) change the fixed maturity of the Notes;
     (2) reduce the principal amount of, or premium, if any, or reduce the rate of, or extend the time of payment of interest on, the Notes;
     (3) reduce any amount due and payable upon acceleration of the Notes or the amount provable in bankruptcy;

     (4) make the principal of, or premium, if any, or interest, if any, on the Notes payable in any currency other than as provided in the Notes;
     (5) impair the right to institute suit for the enforcement of any payment on or after its stated maturity, or in the case of redemption, on or after the Redemption Date;
     (6) reduce the percentage in aggregate principal amount of outstanding Notes necessary to modify or amend this Indenture;
     (7) reduce the percentage in aggregate principal amount of outstanding Notes necessary to waive Event of Defaults as described in Section 6.01; or
     (8) release all or substantially all of the Collateral from the Lien of the Security Documents (other than in accordance with Article VIII) or release all or substantially all of the value of the Guarantees (other than in accordance with Section 10.05).
Section 9.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE X
GUARANTEES
Section 10.01 Guarantee.
     (a) Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any

Guarantor either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
Section 10.02 Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03 Execution and Delivery of Guarantee.
     To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.
     For the benefit of the Notes, no Guarantor shall merge or consolidate with any other corporation or sell, assign, transfer, lease or otherwise convey all or substantially all of its property or assets to any Person, unless either:
     (a) (x) either such Guarantor is the continuing corporation, or the successor Person (if other than the Guarantor) is a corporation or limited liability company organized and existing under the laws of the United States or a state thereof and, such corporation or limited liability company expressly assumes the Guarantee of such Guarantor by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation; and
          (y) immediately after such merger or consolidation, or such sale or conveyance, no Event of Default has occurred and is continuing; or
     (b) such merger, consolidation, lease, transfer or conveyance complies with Section 4.10 hereof.
     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles IV and V hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 10.05 Releases.
     The Guarantee of a Guarantor will be released (so long as no Event of Default has occurred and is continuing) with respect to the Notes:

     (a) in connection with any sale, exchange or transfer of all of the stock of the Guarantor to any Person (other than the Company or a Subsidiary or Affiliate of the Company), provided such sale is not prohibited under this Indenture;
     (b) upon the payment in full of the Notes; or
     (c) upon Legal Defeasance or satisfaction and discharge of the Indenture as provided below in Articles XI and XIII.
ARTICLE XI
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
     (1) either:
     (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
     (2) no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
     (3) the Company or any Guarantor has paid or caused to be paid all sums payable by the Company and/or the Guarantors under this Indenture; and

     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02 Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE XII
MISCELLANEOUS
Section 12.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control, provided that the provisions under Sections 314(b) and 314(d) shall only apply following qualification of this Indenture pursuant to the Trust Indenture Act.

Section 12.02 Notices.
     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Residential Capital, LLC
7501 Wisconsin Avenue, Suite 900
Bethesda, MD 20814
Facsimile No.: (301) 664-6999
Attention: Hu Benton, Managing Director,
          VP and Associate Counsel
With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Casey Fleck, Esq.
If to the Trustee:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile No.: (651) 495-8097
Attention: Richard Prokosch
     The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be sent by first class mail, certified or registered, return receipt requested, sent by overnight air courier guaranteeing next day delivery, or sent electronically to the Holder at the Holder’s address as it appears on the registration books of the Registrar. Any notice or communication will also be sent by first class mail, certified or registered, return receipt requested, or by overnight air courier to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company sends a notice or communication to Holders, it will at the same time send to the Trustee and each Agent a copy of such notice or communication by first class mail, certified or registered, return receipt requested, or by overnight air courier.
Section 12.03 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate in a form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in a form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, Officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.08 Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE SECURITY AGREEMENT AND THE GUARANTEES INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 12.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.
Section 12.11 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 12.13 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.14 Third-Party Beneficiaries.
     The Collateral Agent and Collateral Control Agent are express intended third-party beneficiaries of this Indenture.
ARTICLE XIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          Section 13.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 13.02 or 13.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article XIII.
          Section 13.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 13.01 hereof of the option applicable to this Section 13.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 13.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and with respect to the Security Documents on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 13.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 13.04 hereof;
     (b) the Company’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (c) the rights, powers, trusts, duties and immunities of the Trustee, and the obligations of the Company and Guarantors in connection therewith; and
     (d) this Section 13.02.
If the Company exercises under Section 13.01 the option applicable to this Section 13.02, subject to satisfaction of the conditions set forth in Section 13.04 hereof, payment of the Notes may not be accelerated because of an Event of Default under clauses (3), (4), (5), (6), (7), (8), (9) or (10) of Section 6.01. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 hereof.
          Section 13.03 Covenant Defeasance. Upon the Company’s exercise under Section 13.01 hereof of the option applicable to this Section 13.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 13.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 13.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 13.01 hereof of the option applicable to this Section 13.03 hereof, subject to the satisfaction of the conditions set forth in Section 13.04 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) hereof shall not constitute Events of Default.
          Section 13.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 13.02 or 13.03 hereof to the outstanding Notes:
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal amount, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
     (b) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Company has complied with all conditions precedent relating to Legal Defeasance and Covenant Defeasance;
     (c) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that,
     (1) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.
The Company will not have to deliver the Opinion of Counsel required in the immediately preceding paragraph with respect to Legal Defeasance if all the Notes that have not at that time been delivered to the Trustee for cancellation (1) are delivered by us to the Trustee for cancellation (other than mutilated, destroyed, lost or stolen New Notes), (2) have become due and payable or (3) will by their terms become due and payable within one year, or are to be called for redemption within one year;
     (d) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to this Indenture;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any Restricted Guarantor is a party or by which the Company or any Restricted Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

     (f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Restricted Guarantor or others; and
     (g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
          Section 13.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 13.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 13.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 13.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 13.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
          Section 13.06 Repayment to the Company. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

          Section 13.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 13.02 or 13.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
[Signature Pages Follow]

Dated as of June 6, 2008	RESIDENTIAL CAPITAL, LLC
	By:	/s/ James N. Young
		Name:	James N. Young
		Title:	Chief Financial Officer

Dated as of June 6, 2008	GUARANTORS: GMAC RESIDENTIAL HOLDING COMPANY, LLC
	By:	/s/ James N. Young
		Name:	James N. Young
		Title:	Chief Financial Officer

GMAC-RFC HOLDING COMPANY, LLC
	By:	/s/ James N. Young
		Name:	James N. Young
		Title:	Chief Financial Officer

GMAC MORTGAGE, LLC
	By:	/s/ James N. Young
		Name:	James N. Young
		Title:	Chief Financial Officer

RESIDENTIAL FUNDING COMPANY, LLC
	By:	/s/ James N. Young
		Name:	James N. Young
		Title:	Chief Financial Officer

HOMECOMINGS FINANCIAL, LLC
	By:	/s/ James N. Young
		Name:	James N. Young
		Title:	Chief Financial Officer

Dated as of June 6, 2008	U.S. Bank National Association
	By:	/s/ Richard Prokosch
		Name:	Richard Prokosch
		Title:	Vice President

EXHIBIT A
[FACE OF NOTE]

CUSIP/CINS
8.500% Senior Secured Guaranteed Note due 2010

No. ___	$
Residential Capital, LLC
promises to pay to [                   ] or registered assigns,
the principal sum of                                          on May 15, 2010.
Interest Payment Dates: May 15 and November 15 (or, if any such day is not a Business Day, the next succeeding Business Day)
Record Dates: May 1 and November 1
Dated: [            ]

Residential Capital, LLC
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION
as Trustee
By:
Authorized Signatory

8.500% Senior Secured Guaranteed Note due 2010
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Residential Capital, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 8.500% per annum in cash from June 6, 2008 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semiannually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Except as specifically provided with respect to any Additional Notes, interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be November 15, 2008. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate of 8.500% per annum; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and Cash Interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and Cash Interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     (4) Indenture. The Company issued the Notes under an Indenture dated as of June 6, 2008 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption. The Company may redeem the Notes at any time, in whole or in part, at a redemption price specified in Section 3.07 of the Indenture.
     (6) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of The Holder. The Company may be required to repurchase Notes pursuant to Section 4.10 of the Indenture.
     (8) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000. The transfer of Notes, including transfers to affiliates, shall be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
     (10) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Security Documents or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees to (i) evidence the succession of another corporation to the Company or each Guarantor or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations; (ii) add to the covenants of the Company for the benefit of the Holders; (iii) cure any ambiguity, omission, defect or inconsistency, provided that such action does not adversely affect the interests of the Holders; (iv) convey, transfer, assign, mortgage or pledge any property to or with the Trustee; (v) evidence and provide the acceptance of the appointment of a successor trustee under the Indenture; and (vi) (x)evidence the succession of another corporation to each Guarantor, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations; (y) add to the covenants of a Guarantor for the benefit of the Holders; (z) evidence and provide for any new Guarantees with respect to the Notes or the release of any Guarantor pursuant to the Indenture; (xx) provide for additional Collateral; and (yy) release Collateral in accordance with the Indenture and the Security Documents.
     (11) Defaults and Remedies. Events of Default include: (i) the Company’s failure to (x) pay principal (or premium, if any, on) any of the Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; (ii) the Company’s failure to pay any installment of interest, upon any of the Notes as and when due and payable, which such failure continues for a period of 30 days; (iii) the Company’s failure to observe or perform any of the covenants or agreements described in Sections 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.17 and 5.01 of the Indenture for a period of 30 days after the date on which the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes gives the Company written notice of its failure to perform; (iv) the Company’s failure, or the failure of any Guarantor, to perform any other covenant in the Indenture, which failure continues for 90 days after the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes gives the Company written notice of the Company’s, or such Guarantor’s, failure to perform; (v) (x) the Company’s failure, or failure by any of the Company’s Subsidiaries, to perform any term or provision of any evidence of Indebtedness (excluding Indebtedness of any of the Company’s Subsidiaries that is a Financing SPV), whether such Indebtedness now exists or shall hereafter be created, or any other condition shall occur, and as a result of the occurrence of which default or condition any Indebtedness in an amount in excess of $50,000,000 shall become or be declared to be due and payable, or the Company, or any of the Company’s Subsidiaries, shall be obligated to purchase any such Indebtedness, prior to the date on which it would otherwise become due and payable, (y) any Indebtedness in an amount in excess of $50,000,000 shall not be paid when due at its stated maturity or (z) an “Event of Default” occurs and is continuing under any indenture governing the Existing Notes; (vi) the entry against the Company or any Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50,000,000, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; (vii) any Security Document or Intercreditor Agreement is held to be unenforceable or invalid for any reason, the security interest purported to be created by the Security Documents are held to be unenforceable, invalid or impaired with respect to a material portion of the Collateral, the Company or any Guarantor defaults in the performance of the terms of any of the Security Documents or the Intercreditor Agreement in a manner that adversely affects the enforceability or validity of the security interest on a material portion of the Collateral or in a manner that adversely affects the condition or value of a material portion of the Collateral, or the Company or any Guarantor repudiates or disaffirms any of its obligations under any of the Security Documents or the Intercreditor Agreement; (viii) certain events of Bankruptcy with respect to the Company, any Guarantor or any Significant Subsidiary; and (ix) any Guarantee shall cease to be in full force and effect (unless such Guarantee has been released in accordance with the Indenture). If any Event of Default other than an event of Bankruptcy as specified in clauses (8) and (9) of Section 6.01 of the Indenture has occurred and is continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding under the Indenture may declare the principal of the Notes and all accrued interest thereon to be due and payable immediately. If an Event of Default that is an event of Bankruptcy as specified in clauses (8) and (9) of Section 6.01 of the Indenture occurs, the principal of all outstanding Notes and all accrued interest thereon shall be due and payable, without further action or notice on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.
     (12) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (13) Security Documents and Intercreditor Agreement. The obligations of the Company and the Guarantors under the Indenture, the Notes and the Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents. The provisions of the Indenture and the Security Documents are subject to the Intercreditor Agreement.
     (14) No Recourse Against Others. A director, Officer, employee, incorporator or stockholder of the Company or any Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have, subject to the terms thereof, all the rights set forth in the Registration Rights Agreement dated as of June 6, 2008, by the Company and the Guarantors, as such agreement may be amended, modified or supplemented from time to time. And, with respect to any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have, subject to the terms thereof, the rights set forth in one or more registration rights agreements, if any, by the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (collectively, the “Registration Rights Agreement”).
     (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Documents, the Intercreditor Agreement and/or the Registration Rights Agreement. Requests may be made to:
     Residential Capital, LLC
     One Meridian Crossings
     Minneapolis, Minnesota 55423
     Attention: Hu Benton, Managing Director,
                       VP and Associate Counsel

Assignment Form
     To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                                               to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
     Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box below:
☐ Section 4.10
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note*
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount	Signature of
	Amount of decrease	Amount of increase	of this Global Note	authorized officer
	in Principal Amount	in Principal Amount	following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Residential Capital, LLC
One Meridian Crossings
Minneapolis, Minnesota 55423
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention: Richard Prokosch
     Re: 8.500% Senior Secured Guaranteed Notes due 2010
     Reference is hereby made to the Indenture, dated as of June 6, 2008 (the “Indenture”), among Residential Capital, LLC, as issuer (the “Company”), each of the Guarantors and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1.  ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     2.  ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3.  ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐    such Transfer is being effected to the Company or a Subsidiary thereof;
or
     (c) ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
     4.  ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

      [Insert Name of Transferor]

By:
Name:
Title:

     Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ___), or

(ii)	☐ Regulation S Global Note (CUSIP ___), or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ___), or

(ii)	☐ Regulation S Global Note (CUSIP ___), or

(iii)	☐ Unrestricted Global Note (CUSIP ___); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Residential Capital, LLC
One Meridian Crossings
Minneapolis, Minnesota 55423
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attention: Richard Prokosch
     Re: 8.500% Senior Secured Guaranteed Notes due 2010
(CUSIP ___)
     Reference is hereby made to the Indenture, dated as of June 6, 2008 (the “Indenture”), among Residential Capital, LLC, as issuer (the “Company”), each of the Guarantors and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d)  ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                 [Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 6, 2008 (the “Indenture”) among Residential Capital, LLC (the “Company”) and U.S. Bank National Association, as Trustee (the "Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]
By:
Name:
Title:

D-1

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     Supplemental Indenture (this “Supplemental Indenture”), dated as of _______, 200___, among ________ (the “Guaranteeing Subsidiary”), a Subsidiary of Residential Capital, LLC (or its permitted successor), a Delaware Limited Liability Company (the “Company”) the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture”), dated as of June 6, 2008, providing for the issuance of 8.500% Senior Secured Guaranteed Notes due 2010 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to and does hereby provide an unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article X thereof.
     3. No Recourse Against Others. No director, Officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     , 20___

[Guaranteeing Subsidiary]
By:
Name:
Title:

Residential Capital, LLC
By:
Name:
Title:

U.S. Bank National Association as Trustee
By:
Authorized Signatory

EXHIBIT F
FORM OF OFFICERS’ CERTIFICATE FOR RELEASE OF COLLATERAL
Officer’s Certificate
[NAME OF GRANTOR]
Dated as of: [                    ]
                    The undersigned, being a [title] of [Name of Grantor], a [                    ] (the “Grantor”), does hereby certify that:
     1. [He][She] is a duly appointed and qualified [Title] of the Grantor and is authorized to execute and deliver this Certificate.
     2. The Grantor is requesting the release by Wells Fargo Bank, N.A., as Second Priority Collateral Agent, of the property described on Annex A hereto (the “Property”) from the security interest created by the Second Priority Pledge and Security Agreement and Irrevocable Proxy (the “Second Priority Security Agreement”), dated as of June 6, 2008, among Residential Capital, LLC, certain of its affiliates from time to time parties thereto, U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Second Priority Collateral Agent.
     3. The conditions specified in Section [ ] of the Indenture, dated as of June 6, 2008, among Residential Capital, LLC, the Guarantors and U.S. Bank National Association, as Trustee, applicable to the release by the Second Priority Collateral Agent of the Property from the security interest of the Second Priority Security Agreement have been satisfied.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

F-1

EXHIBIT G
FORM OF OPINION OF COUNSEL FOR RELEASE OF COLLATERAL
[Letterhead of Counsel to Grantor]
[DATE]
Wells Fargo Bank, N.A.
[address]
[address]
Attention: [______]
U.S. Bank National Association, as Trustee
[address]
[address]
Attention: [______]

Re:	Second Priority Pledge and Security Agreement and Irrevocable Proxy and Indenture for 8.500% Senior Secured Guaranteed Notes due 2010
Ladies and Gentlemen:
     [I][We] have acted as [special] [other capacity] counsel to [                    ], a [                    ] (the “Grantor”), in connection with the requested release of [describe assets to be released] more particularly describe in Annex A to the Officer’s Certificate referred to below (the “Property”) from the security interest created by the Second Priority Pledge and Security Agreement and Irrevocable Proxy (the “Second Priority Security Agreement”), dated as of June 6, 2008, among Residential Capital, LLC (the “Company”), certain of its affiliates from time to time parties thereto, U.S. Bank National Association, as Trustee (the “Trustee”), and Wells Fargo Bank, N.A., as Second Priority Collateral Agent. This opinion is being furnished to you pursuant to Section 10 of the Second Priority Security Agreement and Section 8.04 of that certain Indenture (the “Indenture”) dated as of June 6, 2008 among the Company, the guarantors names therein and the Trustee.
     In [my][our] examination, [I][we] have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to [me][us] as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which [I][we] did not independently establish or verify, [I][we] have relied upon statements and representations of the Grantor and their respective officers and other representatives and of public officials, including the facts and conclusions set forth therein.

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     Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in the Second Priority Security Agreement.
     In rendering the opinions set forth herein, [I][we] have examined and relied on originals or copies of the following:
     (a) the Second Priority Security Agreement
     (b) the Indenture; and
     (c) an Officer’s Certificate of [________], a [title], of [name of applicable Grantor], dated [_______] (the “Officer’s Certificate”) delivered by [name of applicable Grantor] pursuant to Section 10 of the Second Priority Security Agreement and Section 8.04 of the Indenture (a copy of which is attached as Exhibit A hereto).
     We express no opinion as to the laws of any jurisdiction other than the Applicable Laws of the State of [___].
     “Applicable Laws” means those laws, rules and regulations which, in [my][our] experience, are normally applicable to transactions of the type contemplated by the Second Priority Security Agreement but without [my][our] having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, [I][we] are of the opinion that the Officer’s Certificate is in the form required by Section [ ] of the Indenture and no other documents, instruments or certificates are required to be delivered to the Second Priority Collateral Agent or the Trustee as a condition to the requested release.
     [I][We] have made no investigation and express no opinion regarding any conclusion set forth in the Officer’s Certificate.
     [My][Our] opinion herein stated is based on the assumptions specified above.
     This opinion is furnished to you solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without [my][our] prior written consent.
     Very truly yours,

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